EXHIBIT 16


                        LETTER FROM DELOITTE & TOUCHE LLP





August 21, 2000



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madam:

We have read and agree with the comments in Item 4 of Form 8-K of FARO Technologies, Inc. dated August 21, 2000, except for the statements in the second sentence of paragraph one and the fifth paragraph, as we have no basis on which to agree or disagree with such statements.

Yours truly,

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP